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appTech

Today's Agenda

1. Company Overview
2. Patents
3. Financial Technologies
4. Text Payment Platform

AppTech Corp.

AppTech Corp. (APCX) is a publicly listed fintech company utilizing innovative payment processing and digital banking technologies to complement its core merchant services capabilities. Its patented and proprietary software for financial services will be licensable or available through a suite of synergistic offerings.

AppTech is developing a text payment platform, which offers the end-user security while relying on the simplicity and comfortability of text messaging. Based upon industry standards for payment protocols, we will offer standalone products or fully integrated solutions using text messaging protocol that authenticates the user, processes the payment, and delivers the products or services requested by our merchants and customers.



Product Offerings

Payment Processing

- Provide advanced payment processing solutions for credit cards, ACH, and gift/loyalty cards by catering to the needs of each merchant
- We are supplementing these capabilities with software that solves for multi-use case, multi-channel, API-driven, account-based issuer processing for card, digital tokens, and payment transfer transactions.

Digital Banking

- Next-generation digital account & multi-channel transaction processing platform
- Mastercard and Visa certified issuer processing
- Configurable for multiple Consumer, SME and B2B digital banking use cases

Additional Products

- Patented SMS text messaging for marketing and advertising
- Lead generation utilizing SMS messaging

Patents

8,369,828 — **Mobile-to-Mobile Payment System and Method**

SMS chat on a computer short or long codes, chat on circuit & packet switch networks, chat on paging channels

8,315,184 — **Computer to Mobile Two-Way Chat System and Method**

Receiving, displaying, linking web content via URL from application delivered via SMS shortcode to mobile

8,572,166 — **System and Method for Delivering Web Content to a Mobile Device**

Receiving, displaying, linking web content via URL from application delivered via SMS shortcode to mobile

8,073,895 — **System and Method for Delivering Web Content to a Mobile Device**

Embedding of a URL in a text message from a pop-up screen

Patent Highlights

Mobile-to-Mobile Payment System and Method

8,369,828
11/14/2006

- Cited 77 times, 92 percentile of all U.S. patents
- Citing companies include: Visa, Apple, Google, Bank of America

System and Method for Delivering Web Content to a Mobile Device

8,073,895
&
8,572,166
06/01/2004

- Cited 120 times, 95 percentile of all U.S. patents
- Citing companies include: Google, Microsoft, Samsung, AT&T

*BEFORE IPHONE CAME TO MARKET (2007)



From traditional merchant accounts to customizable technological solutions, AppTech intends to modernize and enhance the payment processing capabilities and digital banking solutions throughout the world. Its business objective is to *expand transactions globally*, while becoming a leader in specialty payments through generating revenues by offering synergistic product lines and continual advancement of its intellectual property portfolio.

Digital Banking

Nearly 2.7 trillion transactions, worth US$48 trillion, are expected to shift from cash to cards and digital payments in the next decade.[1]



51%
28%
2010
2020

Cash Usage

AppTech is positioned to fuel this change by deploying digital financial services products that:

- enable multi-channel issuer payment processing capabilities
- create end-to-end payment acceptance and digital banking solutions
- power straight-through processing opportunities in the B2B payments space.

SOURCE: Streeter, December 2020 The Financhial Brand

New payment habits used by consumers during COVID


41%
of cash users tried a contactless card
Of new contactless users, 31% used a challenger bank card
35%
who owned a card added it to a digital wallet
Majority cited ease, convenience and speed as the reason for usage
27%
customers experienced with QR code payments
Two out of five customers are above 40 years old

SOURCE: Capgemini, November 2020 The Financial Brand

Text Payment Platform

GSMA Intelligence reported in 2019 that of the 9.2 billion mobile connections globally, only 3.9 billion of these devices have access to mobile internet.



AppTech will soon offer a Secure Text Payment System providing 5.1 billion mobile users with text message capabilities the ability to conduct secure mobile transactions.

Other Anticipated Features of the platform include:

- accept multiple currencies, providing cross-border capabilities
- digital accounts for users: providing verification of accounts and funds, authentication of user identity, and authorization for payment processing
- certified Mastercard and Visa Issuing technology stack: enabling AppTech to expand its product suite to include SME digital banking solutions, comprehensive inbound and outbound B2B payment solutions, and SaaS issuer card processing to other FinTech companies

SOURCE: Sulabh & Bosek-Rak, November 2020 Acenture


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1
Mobile User/Payor Engages System Verifing Payee and Amount
SECURE TEXT PAYMENT PLATFORM
2
Payee and Payor Accounts and Funds are Verified
Digital Wallet
3
Payment Platform Requests Multi Factor Authentication
4
5
Secure Authentication
6
Payment is Authorized From Payor to Payee
Payment Processing
7
Mobile User Receives Verification of Payment



So, why AppTech?
As a leader in specialty payments, AppTech has created seamless, cost-effective solutions for customers with businesses of all sizes.
✅ Secure, Patented Text Message Technology will provide customers with a best in class FinTech experience.
✅ Offering services in addition to leading IP, embedded banking technology & data for businesses to better serve their customers.
💪 AppTech is a force to be reckoned with - as their partnership with NECP redefines the payment processing industry
READ AT 10 AM

appTech

THANK YOU

Luke D'Angelo

CEO, Chairman, Executive director

www.apptechcorp.com

SOURCES

1.Streeter, The Financial Brand
https://thefinancialbrand.com/104617/payment-changes-banking-2021-credit-card-debit-mobile-p2p-pos-lending/

2.Capgemini, The Financial Brand
https://thefinancialbrand.com/104617/payment-changes-banking-2021-credit-card-debit-mobile-p2p-pos-lending/

3. Agarwal & Bosek-Rak, Accenture
https://www.accenture.com/us-en/insights/banking/payments-digital-disruption-opportunity